AmComp Incorporated
                              701 U.S. Highway One
                         North Palm Beach, Florida 33408



                                                     January 1, 1997


To:      Mr. Fred Lowe
         236 River Drive
         Tequesta, Florida  33469


                  1. We are pleased to inform you that on January 1, 1997 the Board of Directors (the "Board") of AmComp Incorporated (the "Company") granted you (i) an incentive stock option (the "ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase 49,998 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $6.00 per share and (ii) a non-qualified option (the "NQO" and together with the ISO, the "Options") to purchase 450,002 shares of Common Stock, at a price of $6.00 per share. The shares of Common Stock to be issued upon exercise of the Options are referred to hereinafter as the "Shares."

                  2. Prior to December 31, 2006 (on which date the Options will, to the extent not previously exercised, expire), the Options may be exercised in whole or in part, at any time and from time to time, as follows: (i) the ISO:
(a) as to 16,666 Shares, on or after January 1, 1998; (b) as to 16,666 Shares, on or after January 1, 1999; and (c) as to the remaining 16,666 Shares, on or after January 1, 2000; and (ii) the NQO: (a) as to 150,001 Shares, on or after January 1, 1998; (b) as to 150,001 Shares, on or after January 1, 1999; and (c) as to the remaining 150,000 shares, on or after January 1, 2000. If, for any reason, the ISO is not approved by stockholders of the Company on or before December 31, 1997, without further action on your part or on that of the Company, it shall be converted into an additional NQO.

                  3. In the event of a Change of Control (as hereinafter defined) of the Company, then immediately prior to such event, the Options (to the extent not previously exercised) shall become immediately exercisable. For the purposes of this Agreement, a "Change of Control" means (i) the direct or indirect sale, exchange or other transfer of all or substantially all of the assets of the Company or of the subsidiaries of the Company, taken as a whole (the "Subsidiaries"), to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons"), (ii) the merger, consolidation or other business combination of the Company or of the subsidiaries of the Company, taken as a whole (the "Subsidiaries"), with or into another company other than Amerisafe, Inc., with the effect that, immediately following such merger, consolidation or other business combination, the shareholders of the Company or the Subsidiaries, taken as a whole, prior to such merger, consolidation or other business combination hold less than 50% of the combined voting power of the then outstanding securities of the surviving company of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Company's Board of Directors (the "Board") in any given year as compared to the directors who constituted the Board at the beginning of such year, and such replacement shall not have been approved by the Board as constituted at the beginning of such year, or (iv) a person or entity or Group of Persons as a result of a tender or exchange offer or open market or privately negotiated purchases, which offer or purchases shall not have been approved by the Board as constituted prior to the commencement by such person or entity or Group of Persons of such offer or purchase or within 10 days after such commencement, shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company or the Subsidiaries of the Company, taken as a whole, representing more than 50% of the combined voting power of the then outstanding securities of the Company or the Subsidiaries of the Company, taken as a whole, ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                  4. You must purchase a minimum of 100 Shares each time you choose to purchase Shares, except to purchase the remaining Shares available to you.

                  5. The Options are not transferable otherwise than by will or by the applicable laws of descent and distribution and may be exercised, during your lifetime, only by you; provided, however, that the Options may be transferred pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder).

                  6. In the event of your death, the Options may be exercised by your personal representative or representatives, or by the person or persons to whom your rights under the Options shall pass by will or by the applicable laws of descent and distribution, at any time prior to the earlier of the first anniversary of the date of your death or the expiration of the Options.

                  7. If you shall voluntarily retire or quit your employment without the written consent of the Company, or if the Company shall terminate your employment for cause (as such term is defined in that certain Employment Agreement dated as of January 1,

1997 between the Company and you and any renewal, amendment or replacement of such agreement), the Options shall forthwith terminate. If you shall voluntarily retire or quit your employment with the written consent of the Company or if your employment shall have been terminated by the Company for reasons other than cause, you may (unless the Options shall have previously expired pursuant to the provisions hereof) exercise the Options at any time prior to the earlier of three months after termination of employment or the expiration of the Options, to the extent of the number of Shares subject to the Options that were purchasable by you on the date of termination of your employment. The Options shall not be affected by any change of employment so long as you continue to be an employee of the Company. If you shall, subsequent to the date hereof, become a consultant to the Company rather than an employee thereof, for the purposes of this Agreement, you shall continue to be deemed an employee of the Company so long as you shall continue as such consultant; provided, that, without further act on your part or on that of the Company, the ISO shall be converted into an additional NQO.

                  8. In the event of any change in the outstanding Common Stock by reason of stock dividend, recapitalization, merger, consolidation, split-up, subdivision, combination or exchange of shares, or the like, the aggregate number and kind of shares subject to the Options and the exercise price thereof shall be proportionately adjusted by the Board.

                  9. The Company may establish, from time to time, appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of the Options. The Company may also establish, from time to time, appropriate procedures to ensure that the Company receives prompt advice concerning the occurrence of any event that may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event, and you will comply with all such procedures so established.

                  10. Unless at the time of the exercise of the Options a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of the Options shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Options, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to the Options, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

                  11. You understand and acknowledge that, under existing law, unless at the time of the exercise of the Options, a registration statement under the Act is in effect as to Shares so issuable (i) any Shares purchased by you upon exercise of the Options may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold);
(iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) except as hereinafter provided, the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement that may be filed by it subsequent to the issuance of the shares to you. The Shares shall be deemed Founders Stock (as such term is defined in certain Registration Rights Agreement dated January 26, 1996 among the stockholders of the Company) and unless the offer and resale thereof by you shall theretofore have been registered under the Act, you shall be entitled to the benefits of such Registration Rights Agreement with respect thereto.

                  12. The Options (or any installment thereof) are to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid (i) in cash, (ii) by delivering to the Company shares of Common Stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the Options, (iii) through your written election to have Shares withheld by the Company from the shares otherwise to be received, with such withheld Shares having an aggregate fair market value on the date of exercise equal to the exercise of the Options, or
(iv) a combination of the foregoing methods. For the purposes of this Agreement, fair market value shall be determined in accordance with the provisions of the Company's Directors' Stock Option Plan.

                  13. If you make a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Shares issued to you upon exercise of an ISO within the two-year period commencing on January 2, 1997 or within a one-year period commencing on the day after the date of transfer of the Shares pursuant to the exercise of such ISO, you shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law. In lieu of payment of such tax withholding in cash, you shall have the option of delivering to the Company shares of Common Stock already owned by you and having a fair market value on the date of delivery equal to the amount of such tax withholding.

                  Would you kindly evidence your acceptance of the Options and your agreement to comply with the provisions hereof by executing this letter under the words "Agreed To and Accepted."

                                        Very truly yours,

                                        AMCOMP INCORPORATED


                                        By:/s/   Sam A. Stephens
                                           -------------------------------------
                                           Name:  Sam A. Stephens
                                           Title: Chairman of the Board


AGREED TO AND ACCEPTED:


/s/ Fred Lowe
-----------------------
Fred Lowe

                                    Exhibit A


AmComp Incorporated
701 U.S. Highway One
North Palm Beach, Florida  33408

Gentlemen:

                  Notice is hereby given of my election to purchase _____ shares of Common Stock, $.01 par value (the "Shares"), of AmComp Incorporated, at a price of $6.00 per Share, pursuant to the provisions of the (incentive/non-qualified) stock option granted to me on January 1, 1997. I elect to pay for the Shares as follows:


                  /   /             by  delivery  of my check in the  amount  of
                                    $___________.

                  /   /             by delivery of ______  Shares  having a fair
                                    market value of $__________.

                  /   /             by my election  to have  Shares  withheld by
                                    the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate fair market value on the date of exercise equal to the purchase price.


                  The following information is supplied for use in issuing and registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations              ___________________

                  Name                              ___________________

                  Address                           ___________________

                                                    -------------------

                  Social Security Number            ___________________


Dated:            _______________, ____

                                                Very truly yours,


                                                --------------------------


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